SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                                 August 11, 1997
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                Date of Report (Date of earliest event reported)


                Great Eastern Energy and Development Corporation
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             (Exact name of registrant as specified in its charter)


   Commonwealth of Virginia              2-72232                 54-1082057
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(State or other jurisdiction)    (Commission File Number)  (IRS Employer ID No.)


                      5990 Greenwood Plaza Blvd., Suite 127
                     Greenwood Village, Colorado 80111-4708
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                    (Address of principal executive offices)


                                 (303) 773-6016
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              (Registrant's telephone number, including area code)


                                       N/A
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          (Former name or former address, if changed since last report)

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ITEM 1.  Changes in Control of Registrant.

         (a) Pursuant to a Tender Offer which commenced on July 11, 1997 and closed on August 11, 1997 ("the Tender Offer"), Caprito Gas Corporation ("Caprito") and its sole shareholder, Kevin O. Butler ("Butler"), acquired control of Great Eastern Energy and Development Corporation (the "Registrant"), by Caprito acquiring 17,172,603 shares of the Registrant's Common Stock, par value $.10 per share (the "Common Stock"), constituting 91.13% of the outstanding shares of Common Stock. Caprito acquired such shares in the Tender Offer for a price of $0.22 per share, for a total purchase price of $3,777,972.66. The source of the purchase price was a loan to Caprito and Butler from Texas Commerce Bank National Association, Midland, Texas. Some of the terms of such financing may be summarized as follows: (1) the facility consists of two loans, a term loan and a single pay loan, with a maturity of one year and 120 days, respectively; (2) the term loan bears interest at the bank's prime rate plus 1%, and the single pay loan bears interest at the bank's prime rate plus 3%; and (3) the collateral for the loans includes the Common Stock acquired by Caprito in the Tender Offer, the stock of Caprito, and certain of Butler's oil and gas properties.

     The Registrant was previously controlled by Mr. Alex G. Campbell, Jr. and Mr. William T. Young, both of whom tendered their shares of Common Stock to Caprito in the Tender Offer.

         Pursuant to an agreement entered into prior to the commencement of the Tender Offer, the directors elected by the former control group appointed Butler as a director of the Registrant, and then all of the officers and directors other than Butler resigned effective August 15, 1997. As a result, Butler is the sole director and sole executive officer of the Registrant.

         (b) Other than the pledge of the Common Stock owned by Caprito to secure the bank loan described above, there are no arrangements known to the Registrant which may result in a change of control of the Registrant.

ITEM 5. Other Events

         As described in the Tender Offer materials, the Registrant anticipates a proposed merger between Registrant and a wholly owned subsidiary of Caprito, pursuant to which Caprito would acquire all of the outstanding shares of Common Stock of the Registrant not acquired by Caprito in the Tender Offer. The proposed purchase price is $0.22 per share, which is the same consideration per share as paid in the Tender Offer. Caprito currently owns approximately 91.13% of the outstanding shares of the Registrant, and would be acquiring the remaining 8.87% pursuant to the proposed merger.

     It is anticipated that the proposed merger will be subject to the following conditions: (1) the absence of any material adverse change in the Registrant's financial condition, results of operations or prospects prior to the closing of the transaction; (2) the parties entering into a merger agreement containing terms acceptable to the parties; (3) the number of shares of Common Stock with respect to which dissenters' rights are exercised not exceeding a specified
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percentage of the total number of shares  outstanding;  and (4) such other terms and conditions which Registrant believes are necessary, from a legal point of view, to solicit proxies from its stockholders with respect to the transaction.

         The Registrant intends to file a proxy statement with the Securities and Exchange Commission within thirty days in connection with a special meeting of stockholders at which the proposed merger will be the only item of business.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              GREAT EASTERN ENERGY
                              AND DEVELOPMENT CORPORATION

Date: August 22, 1997         By:  /s/ Kevin O. Butler
                                  ---------------------
                                  Kevin O. Butler, President


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